UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 14, 2012

eCrypt Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-53489	32-0201472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Table Mesa Drive Boulder, Colorado 80305
(Address of principal executive offices)

Registrant’s telephone number, including area code:  1.866.241.6868

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Director

On September 14, 2012, the Board of Directors (the “Board”) of eCrypt Technologies, Inc., a Colorado corporation (the “Registrant”), appointed the following individual to serve as a director of the Registrant: Matthew Johnson.  The appointment was made to fill a vacancy which occurred as a result of an expansion of the Board.

Matthew Johnson – A 16-year veteran of the United States Air Force Office of Special Investigations, Matthew Johnson has 15 years of experience working for the Department of Defense and Intelligence Community.

A recognized Subject Matter Expert in the areas of Computer Network Attack, Computer Network Defense, Mission Assurance, Secure-Computing, Cryptoanalysis Reverse-Engineering, and related-accreditation and testing, Mr. Johnson supports several technical investment review boards for the Federally Funded Research and Development Centers, and University Applied Research Centers.  In these efforts Mr. Johnson advises on technology investments, development timelines, and fielding Concepts of Operations to the intended user communities.

In addition to a B.S. in Statistical Sciences from the Air Force Academy in Colorado Springs, CO.  and a M.S. in Information Assurance from Norwich University in Northfield, VT.,  Mr. Johnson holds numerous cyber-related certifications and has held a TS/SCI clearance with Counterintelligence polygraph since 1998.

In conjunction with the Registrant’s appointment of Matthew Johnson, the Registrant entered into a Director Agreement and a Restricted Shares Agreement which is Exhibit A to the Director Agreement, pursuant to which the Registrant granted Mr. Johnson 150,000 shares of restricted common stock of the Registrant.  Pursuant to the terms of the Restricted Shares Agreement entered into between Mr. Johnson and the Company, a total of 37,500 of the restricted shares vested immediately upon the grant of the restricted shares; the remaining 112,500 restricted shares vest over a one year period.  The foregoing description of the Director Agreement and Restricted Shares Agreement is qualified in its entirety by reference to the Director Agreement and Restricted Shares Agreement which are attached hereto as Exhibit 10.12 and are hereby incorporated by reference.

Aside from the foregoing, there were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new director had or is to have a direct or indirect material interest.

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On September 14, 2012, the Board approved the adoption of amended bylaws to become effective immediately as of the date of adoption.  The board of directors approved the adoption of amended and restated bylaws pursuant to, and in accordance with, the provisions of Section 7-110-201of the Colorado Revised Statutes and Article Twelve of the previously adopted bylaws of the Registrant.  The amended bylaws were adopted to amend Article Three, Section 3 of the original bylaws to increase the maximum number of directors of the Registrant from five (5) persons to eleven (11) persons.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

3.2	Amended and Restated Bylaws of eCrypt Technologies, Inc.
10.12	Director Agreement and Restricted Shares Agreement dated September 25, 2012 by and between eCrypt Technologies, Inc. and Matthew Johnson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECRYPT TECHNOLOGIES, INC.

Date: September 26, 2012

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By:  /S/ Brad Lever

Brad Lever, Chief Executive Officer

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